PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         FILED BY THE REGISTRANT  |X|
         FILED BY A PARTY OTHER THAN THE REGISTRANT  |_|

         Check the appropriate box:
         |X|  Preliminary Proxy Statement
         |_|  Definitive Proxy Statement
         |_|  Definitive Additional Materials
         |_|  Soliciting Material Pursuant to ss.240.14a-11(c) or  ss.240.14a-12

                           OMNI MULTIMEDIA GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

                  ---------------------------------------------
                    Name of Person(s) Filing Proxy Statement

               Payment of Filing Fee (Check the appropriate box):

         |X| $125 per Exchange Act Rules 0-11(c)(1(ii), 14a-6(i)(1), or 14a-6(j)(2).
         |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------


* Set forth the amount on which the filing fee is calculated and state how it was determined.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

- --------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

(3)      Filing Party:

- --------------------------------------------------------------------------------

(4)      Date Filed:

- --------------------------------------------------------------------------------


Notes:






                           OMNI MULTIMEDIA GROUP, INC.
                                 50 HOWE AVENUE
                          MILLBURY, MASSACHUSETTS 05127



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OMNI MULTIMEDIA GROUP, INC. (the "Corporation"), a Delaware corporation, will be held on Thursday, September 26, 1996, at 10:00 a.m., at the Corporation's principal place of business, 50 Howe Avenue, Millbury, Massachusetts, for the following purposes:

         1.       To elect five (5) members of the Board of Directors;

         2. To ratify the selection of Price Waterhouse LLP as independent auditors for the Corporation for the fiscal year ending March 29, 1997;

         3. To approve an amendment to the Corporation's 1994 Stock Option Plan (the "Plan") to increase from 270,000 to 2,000,000 the aggregate the number of shares of Common Stock of the Corporation reserved for issuance under the Plan;

         4. To approve an amendment to the Corporation's Certificate of Incorporation to increase from 14,000,000 to 19,000,000 the aggregate number of authorized shares of Common Stock of the Corporation; and

         5. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on August 23, 1996 as the record date for the determination of Stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.






         We hope that all Stockholders will be able to attend the Annual Meeting in person. In order to assure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Securities Transfer, Inc., the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, at your request, be returned to you and you may vote your shares in person.

                                    By Order of the Board of Directors,

                                    PAUL F. JOHNSON
                                    Secretary

Millbury, Massachusetts
August 23, 1996

                           OMNI MULTIMEDIA GROUP, INC.
                                 50 HOWE AVENUE
                          MILLBURY, MASSACHUSETTS 05127

                                -----------------
                                 PROXY STATEMENT
                                -----------------


                                 AUGUST 23, 1996

         The enclosed Proxy is solicited by the Board of Directors of OMNI MULTIMEDIA GROUP, INC. (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, September 26, 1996, at 10:00 a.m., at the Corporation's principal place of business, 50 Howe Avenue, Millbury, Massachusetts and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on August 23, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 3,889,950 shares of the Corporation's Common Stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of votes cast by Stockholders entitled to vote at the Annual Meeting. All other matters being submitted to Stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the
Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to Stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The Corporation has no other voting securities.

         CERTAIN OF THE CORPORATION'S CURRENT PRINCIPAL STOCKHOLDERS, PAUL F. JOHNSON, ROBERT E. LEE AND RICHARD A. PILOTTE, AS A GROUP OWN OR MAY BE DEEMED TO CONTROL APPROXIMATELY ____% OF THE OUTSTANDING SHARES OF COMMON STOCK. AS THERE IS NO CUMULATIVE VOTING PROVIDED FOR IN THE CORPORATION'S CERTIFICATE OF INCORPORATION OR BYLAWS, CERTAIN OF THE CORPORATION'S CURRENT PRINCIPAL STOCKHOLDERS WILL EFFECTIVELY CONTINUE TO BE ABLE TO ELECT THE BOARD OF DIRECTORS AND CONTROL THE OUTCOME OF ANY ISSUES WHICH MAY BE SUBJECT TO A VOTE BY THE CORPORATION'S STOCKHOLDERS.

         Stockholders may vote in person or by proxy. Execution of a Proxy will not in any way affect a Stockholder's right to attend the Annual Meeting and vote in person. Any Stockholder voting by proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a Stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election of Directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

         The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the Proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting Stockholders.

         The Corporation's Annual Report, containing audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal years ended April 1, 1995 ("Fiscal 1995") and March 30, 1996 ("Fiscal 1996") is being mailed contemporaneously with this Proxy Statement to all Stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying Proxy were first mailed to such Stockholders on or about August 23, 1996.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors has set the number of Directors to be elected for the coming year at five. Each Director of the Corporation is elected for a period of one year at the Corporation's Annual Meeting of Stockholders and serves until his successor is duly elected by the Stockholders. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of Directors then remaining in office. Officers are elected by and serve at the pleasure of the Board of Directors.

         Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual nominee for Director, or for all nominees, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the five nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, Proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number. All of the nominees are currently Directors of the Corporation. Proxies cannot be voted for more than five nominees.

NOMINEES FOR DIRECTOR

         The following table sets forth the year each nominee was elected a Director and the age of and positions and offices presently held by each nominee with the Corporation.

                                                              YEAR
                                                              NOMINEE
                                                              FIRST
                                                              BECAME A
NAME                                        AGE               DIRECTOR          POSITION
- ----                                        ---               --------          --------

Paul F. Johnson.........................    49                1994              President, Chief Executive Officer,
                                                                                Secretary and Director

Robert E. Lee...........................    60                1994              Executive Vice President, Chief
                                                                                Financial Officer, Treasurer
                                                                                and Director

Richard A. Pilotte......................    39                1994              Vice President of Operations
                                                                                and Director

Ronald F. Ladner........................    47                1995              Director

Richard L. Wise.........................    45                1995              Director


BOARD MEETINGS AND COMMITTEES

         The Board of Directors met three times during Fiscal 1996. All of the Corporation's Directors attended all of the meetings of the Board of Directors in Fiscal 1996 during the period for which they were Directors with the exception of Mr. Wise, who attended two meetings.

         With  the   exception  of  Messrs.   Johnson  and   Pilotte,   who  are
brothers-in-law, no Director or executive officer is related by blood, marriage or adoption to any other Director or executive officer.

         The Board of Directors established both an Audit Committee and a Compensation Committee in Fiscal 1996. The Corporation does not have a standing nominating committee or a committee performing similar functions.

         Messrs. Ladner and Wise serve as the members of the Audit Committee. The Audit Committee was established for the purposes of (i) recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; and (iv) the scope of independent audit coverages and the fees charged by the independent accountants. The Audit Committee did not meet during Fiscal 1996 but met immediately after the end of the fiscal year.

         Messrs. Ladner and Wise also serve as the members of the Compensation Committee. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation will be submitted to the Board of Directors for approval. The Compensation Committee negotiates and approves compensation arrangements for officers, employees, consultants and Directors of the Corporation including but not limited to the grant of options of the Corporation's Common Stock pursuant to the Corporation's 1994 Stock Option Plan or other plans that may be established. The Compensation Committee did not meet during Fiscal 1996 but met immediately after the end of the fiscal year.

BACKGROUND

         The following is a brief account of the  background of each nominee for
Director:

         PAUL F. JOHNSON. Mr. Johnson founded Omni Resources Corporation in 1980 and was a co-founder of 4CD's Corporation in 1993. He has served as the President and director of both companies, which are subsidiaries of the Corporation, since their inception. Mr. Johnson has served as the President, Chief Executive Officer, Secretary and a director of the Corporation since November 1994. From 1979 through 1980, Mr. Johnson owned and operated the first Apple Computer retail outlet in central Massachusetts. Mr. Johnson received a Bachelor of Science degree in Business Administration from Suffolk University.

         ROBERT E. LEE. Mr. Lee has been a consultant to and has served as a director of Omni Resources Corporation since 1986 and was a co-founder of 4CD's Corporation. He has served as the Corporation's Executive Vice President, Chief Financial Officer and a director since November 1994. Since 1979, Mr. Lee has owned East Beach Associates, a business consulting firm to venture capital firms and financial institutions assisting companies in start-up, turnaround and management areas. From 1981 through 1985, Mr. Lee served as Chairman and Chief Executive Officer of LGM Corporation, a $65 million conglomerate involved in manufacturing helicopter transmissions and the manufacture of glass container forming machinery. Mr. Lee serves as a director of Eagle Comptronics, Inc., a privately held supplier to the cable television industry and of B&L Plastics, Inc., a privately held manufacturer of blow-molded products for the medical and food service industries. Mr. Lee has a Master of Business Administration degree from the Amos Tuck School of Business of Dartmouth College and a Bachelor of Arts degree from Brown University.

         RICHARD A. PILOTTE. Mr. Pilotte has served as Vice President of Operations of Omni Resources Corporation since 1981 and as the Corporation's Vice President of Operations and a director since its inception, where he is responsible for production and facilities. From 1979 to 1981, Mr. Pilotte was the Service Manager of Computer Packages Unlimited, a privately held retail personal computer store. From 1976 to 1979, Mr. Pilotte was a Production Manager at National Envelope, a privately held envelope manufacturing company.

         RONALD F. LADNER. Mr. Ladner became a member of the Corporation's Board of Directors in April 1995. Since 1981, he has served as President of Brierly Lombard & Company, a privately held industrial supply distributor. Mr. Ladner received a Bachelor of Science degree in industrial engineering from Northeastern University.

         RICHARD L. WISE. Mr. Wise became a member of the Corporation's Board of Directors in April 1995. He has been a partner of the law firm of Gordon & Wise since 1987, where he practices principally in the areas of business reorganizations, mergers and acquisitions and corporate finance. From 1983 to 1987, Mr. Wise was a partner of the law firm of McCabe/Gordon, P.C., and from 1977 to 1983, he was an associate attorney with Widett, Slater & Goldman, P.C. Mr. Wise received a Bachelor of Arts degree in philosophy from Boston University and a Juris Doctor degree from Northeastern University School of Law.

EXECUTIVE OFFICERS

         The executive officers of the Corporation, their ages and positions held in the Corporation are as follows:

NAME                                AGE     POSITION
- ----                                ---     --------

Paul F. Johnson.................... 49      President, Chief Executive Officer
                                            and Secretary

Robert E. Lee...................... 60      Executive Vice President, Chief
                                            Financial Officer and Treasurer

Richard A. Pilotte................. 39      Vice President of Operations

         The backgrounds of each executive officer of the Corporation are described above.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of August 23, 1996, certain information concerning the ownership of the Corporation's Common Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Corporation's Common Stock; (ii) each of the Corporation's Directors; and (iii) all executive officers and Directors as a group. Except as otherwise indicated, the Stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. This table excludes the impact of the issuance of additional shares of Common Stock upon conversion of the Series A Preferred Stock held by investors, none of whom is an officer or director of the Corporation.


                                                                PERCENTAGE OF
NAME AND ADDRESS                      NUMBER OF SHARES          OUTSTANDING
OF BENEFICIAL OWNER(1)                BENEFICIALLY OWNED(2)     COMMON STOCK
- ----------------------                ---------------------     ------------

Paul F. Johnson(3)(4)(5)................      426,508               10.9%

Charanjit S. Anand(3) ..................      291,483                7.5%

Richard A. Pilotte(3)(5)................      426,508               10.9%

Robert E. Lee(3)(5)(6)..................      410,410               10.5%

Ronald F. Ladner(6)(7)..................        6,000                *

Richard L. Wise(6)(7)...................        6,000                *

All Executive Officers and Directors
as a Group (five persons)(3)(4)(5)(6)...

- ----------------

*        Less than 1%

(1) The address for all executive officers and Directors is c/o OMNI MultiMedia Group, Inc., 50 Howe Avenue, Millbury, Massachusetts. Mr. Anand's address is One Saxon Lane, Shrewsbury, Massachusetts.

(2) Except as otherwise indicated, the Corporation believes each person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

(3) Includes 16,666 shares of Common Stock issuable upon the exercise of an option to purchase 25,000 shares of the Corporation's Common Stock at an exercise price of $5.10. The option expires on April 20, 2005 and vests as follows: 8,333 shares on April 20, 1995, 8,333 shares on April 20, 1996 and 8,334 shares on April 20, 1997.

(4) Excludes an option to purchase up to 12,385 shares of Common Stock at an exercise price of $6.125 per share pursuant to an option granted on August 9, 1995 to Elaine Johnson, the spouse of Paul Johnson. Mr. Johnson disclaims any beneficial ownership of these options.

(5) Excludes an option to purchase up to 300,000 shares of Common Stock at an exercise price of $________ per share, which option expires on August __, 2001 and vests as follows: (a) immediately if the average trading price of the Corporation's Common Stock equals or exceeds $15.50 per share for five (5) consecutive trading days, or (b) 100,000 shares on March 29, 1997, 100,000 shares on March 28, 1998 and 100,000 shares on April 3, 1999. This option grant is subject to stockholder approval of the increase in shares reserved for issuance under the Plan. If the Corporation's stockholders do not approve this increase, this conditional option will become void.

(6) Includes an option granted to Mr. Lee by each of Messrs. Johnson and Pilotte in February 1992 to purchase up to 16,091 of their shares of Common Stock at $4.75 per share for an aggregate of 32,182 shares of Common Stock, which options expire on January 31, 2002.

(7) Includes an option to purchase 1,000 shares of Common Stock at an exercise price of $5.10 per share, which option expires on May 11, 2005, and an option to purchase 5,000 shares of Common Stock at an exercise price of $6.38 per share, which expires on March 31, 2006.

                EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation for services rendered to the Corporation for the fiscal years ended April 2, 1994, April 1, 1995 and March 30, 1996, of those persons who were at March 30, 1996 (i) the chief executive officer and (ii) each other executive officer of the Corporation whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                          Long Term Compensation (2)
                                                                           ---------------------------------------------------------
                                      Annual Compensation (1)                      Awards                      Payouts
                           ----------------------------------------------  ----------------------  ---------------------------------
        (a)                (b)      (c)        (d)            (e)             (f)          (g)       (h)                 (i)
                                                                                        Securities
     Name and                                                               Restricted    Underly
     Principal                                           Other Annual         Stock      Options/    LTIP               All Other
     Position(3)           Year   Salary($)  Bonus($)  Compensation($)(4)    Award(s)    SARs (#)  Payouts($)       Compensation($)
     -----------           ----   ---------  --------  ------------------    -------     --------  ----------       ---------------

Paul F. Johnson........... 1996   $202,320       --         $22,850            --           --        --                  --
  President, Chief         1995   $150,000       --         $10,750            --           --        --                  --
  Executive Officer,       1994   $147,075       --         $24,198            --           --        --                  --
  Secretary and
  Director

Robert E. Lee............. 1996   $154,300       --         $20,610            --           --        --                  --
  Executive Vice
  President, Treasurer
  and Director



                                                      -9-





Richard A. Pilotte........ 1996   $174,150       --         $14,500            --            --       --                 --
  Vice President of        1995   $130,000       --           --               --            --       --                 --
  Operations and           1994   $130,000       --           --               --            --       --                 --
  Director


- ----------------

(1) Amounts shown indicate cash compensation earned and received by executive officers. Executive officers participate in group health and other benefits generally available to all employees of the Corporation.

(2)      See "Employee Agreements."

(3) Mr. Lee served as a consultant to the Corporation for the period ended prior to the Corporation's initial public offering in April 1995. During this time, Mr. Lee's annual consulting fees did not exceed $100,000.

(4) The Corporation pays for country club dues, club memberships and for an automobile for each of the named executive officers, including payment for automobile insurance and repairs.

         The following table sets forth additional information concerning unexercised stock options to purchase the Corporation's Common Stock held by Messrs. Johnson, Lee and Pilotte as of March 30, 1996. None of Messrs. Johnson, Lee or Pilotte exercised any stock options during Fiscal 1996.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                        AND FISCAL YEAR-END OPTION VALUES

                                                     Number of
                                                     Securities                         Value of
                                                     Underlying                         Unexercised
                                                     Unexercised                        In-the-Money
                                                     Options                            Options
                                                    at Fiscal Year-End (#)            at Fiscal Year-End ($)(1)
                                            --------------------------------------   --------------------------------

Name                                        Exercisable       Unexercisable         Exercisable  Unexercisable(2)
- ----                                        -----------       -------------         -----------  ----------------

Paul F. Johnson...........................     16,666              8,334            $153,160.54     $76,589.46

Robert E. Lee.............................     16,666              8,334            $153,160.54     $76,589.46

Richard A. Pilotte........................     16,666              8,334            $153,160.54     $76,589.46


- ------------

(1) "In-the-Money" options are those options for which the fair market value of the Common Stock underlying the options is greater than the exercise price of the option.

(2) The value of unexercised In-the-Money options is determined by multiplying the number of options held by the difference in the fair market value of the Common Stock underlying the options on March 29, 1996 ($9.19 per share) and the exercise price of the options granted ($5.10 per share).

EMPLOYMENT AGREEMENTS

         Effective as of April 1, 1995, the Corporation entered into employment and non-competition agreements (the "Agreements") with each of Messrs. Johnson, Lee, and Pilotte, all of which expire on December 30, 1998. The Agreements provide for base salaries of $175,000, $160,000 and $150,000, respectively, plus bonuses, car allowances, life and disability insurance and certain other benefits as may be determined by the Compensation Committee of the Corporation's Board of Directors. Base salaries may not be increased in an amount in excess of 10% per year without the prior written consent of Schneider Securities, Inc., the representative of the underwriters of the Corporation's initial public offering, until April 20, 1997. For the fiscal year ending March 29, 1997, the Corporation has approved a 10% increase in base salary for each of Messrs. Johnson, Pilotte and Lee. Each individual is entitled to receive benefits offered to the Corporation's employees generally. Each individual is also entitled to receive three years' base salary as severance in the event his employment is terminated by the Corporation without cause. In the event of a change in control in the Corporation (defined as any individual or entity not a current stockholder of the Corporation or affiliated with the Corporation acquiring 50% or more of the Corporation's outstanding shares of Common Stock), each individual will receive: (i) an annual compensation of $300,000 in base salary (assuming 100% of the individual's time is devoted to the operations of the Corporation) and all other benefits and bonuses; (ii) an equal one-third share in a performance bonus equal to twenty percent of net income of the Corporation before income taxes, amortization and depreciation; (iii) fringe benefits as are customary for the individual's position; and (iv) upon termination or a reduction in the individual's duties, such individual has the right to (1) sell his shares of Common Stock to the Corporation at the greater of $5.10, the then current bid and ask price, book value per share or appraisal value per share, (2) receive in a lump sum the remainder of any compensation payable under the Agreement, (3) receive an executive fee equal to $100,000 in exchange for the covenant not to compete, and (4) immediate removal of all loan guarantees and repayment of all loans placed by the individual on behalf of or for the benefit of the Corporation. Each Agreement also contains non-competition provisions for a period of one year following termination, a confidentiality provision and an ownership provision in the Corporation's favor for techniques, discoveries and inventions arising during the term of employment. The Agreements provide for successive three-year renewals after the initial term.

COMPENSATION OF DIRECTORS

         Each of the non-management Directors of the Corporation receives a fee of $500 per meeting plus out-of-pocket expenses and the annual grant of an option to purchase 5,000 shares of the Corporation's Common Stock pursuant to the Corporation's 1994 Director Formula Stock Option Plan.

                           PRICE RANGE OF COMMON STOCK

         The Corporation's Common Stock is traded on the American Stock Exchange ("AMEX") and the Pacific Stock Exchange under the symbol "OMG." On August 22, 1996, the closing price of the Corporation's Common Stock as reported by the AMEX was $____________.

         As of August 22, 1996, there were approximately ___ holders of record of the Corporation's Common Stock. Management believes that there are over 300 beneficial owners of the Corporation's Common Stock.

         For the periods indicated, the following table set forth the range of high and low bid prices for the Corporation's Common Stock as reported by AMEX.

         FISCAL YEAR ENDING MARCH 30, 1996                 HIGH         LOW
         ---------------------------------                 ----         ---

         First Quarter (from April 20, 1995)               $8.13        $4.50
         Second Quarter                                    $8.25        $5.75
         Third Quarter                                     $8.50        $7.00
         Fourth Quarter                                    $_____       $_____

         FISCAL YEAR ENDING MARCH 29, 1997                 HIGH         LOW
         ---------------------------------                 ----         ---

         First Quarter                                     $_____       $_____
         Second Quarter (through August 22, 1996)          $_____       $_____

         The Corporation has not paid cash dividends on its Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Corporation currently intends to reinvest earnings, if any, in the development and expansion of its business. Any future determination with respect to the payment of dividends will be subject to the discretion of the Corporation's Board of Directors and will depend upon the earnings, capital requirements, and financial position of the Corporation, general economic conditions, and other pertinent factors. In addition, the Corporation's agreement with its primary lender, Coast Business Credit, prohibits the payment of dividends, other than a Common Stock dividend of the Corporation's own capital stock, without such lender's prior written consent.

                                 DIVIDEND POLICY

         The Corporation has not paid dividends on its Common Stock since its inception and has no intention of paying any dividends to its stockholders in the foreseeable future. The Corporation's current bank lending arrangements do not restrict the Corporation's ability to declare dividends. However, the Corporation intends to reinvest earnings, if any, in the development and expansion of its business. Any declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Corporation, general economic conditions, requirements of any bank lending arrangements which may then be in place, and other pertinent factors.

                              CERTAIN TRANSACTIONS

         The Corporation maintains its principal executive offices and manufacturing operations in an approximately 150,000 square foot facility in Millbury, Massachusetts leased from AAA Turnpike, a corporation in which Ronald Ladner, a director of the Corporation, is a director and a stockholder. The Corporation currently pays base rent in the amount of approximately $35,000 per month plus its pro-rata portion of real estate taxes and other operational and maintenance expenses, pursuant to a lease that expires on June 30, 2001. The lease further provides for an option to purchase the premises, which consist of 265,000 square feet, for $6,000,000 at any time during the term of the lease. The option price is $10,000 per month payable at the same time as the lease payments are due. The Corporation has made such additional monthly payments on the option totalling $250,000 since April 1994, and if it decides to exercise the option, the additional amounts paid will be credited toward the $6,000,000. The Corporation believes that these arrangements are on terms at least as favorable as could be obtained from non-affiliated third parties.

         The law firm of Gordon & Wise provides legal services to the Corporation. Richard Wise, who serves as a director of the Corporation, is a partner of Gordon & Wise. In connection with services rendered to the Corporation during the fiscal years ended April 1, 1995 and March 30, 1996,
Gordon & Wise has received legal fees of approximately $144,000.00 and $132,000.00, respectively.

         In January 1990, Messrs. Johnson, Lee, Pilotte and Anand formed North Stratford Oil Corporation ("North Stratford") and its wholly owned subsidiary, Campbell Envelope Co., Inc. ("Campbell Envelope"). Campbell Envelope purchased the assets of an envelope Corporation in New Hampshire in January 1990. North Stratford purchased the land on which the envelope Corporation was located and leased the land to Campbell Envelope. In order to finance the purchase of the envelope Corporation, Campbell Envelope took out a $1.25 million loan from First NH Bank. In order to finance the purchase of the land, North Stratford took out a $1 million loan from First NH Bank. These loans were personally guaranteed by each of Messrs. Johnson, Lee, Pilotte and Anand. In March 1992, Campbell Envelope and North Stratford ceased doing business. Campbell Envelope and North Stratford sold off their assets and reduced the balance of the loans owed to First NH Bank from approximately $3.2 million, including amounts borrowed under revolving credit arrangements used primarily to finance working capital requirements, to $1.3 million. Campbell Envelope and North Stratford restructured their agreement with First NH Bank in March 1992, which included, among other items, the addition of Omni Resources as a guarantor of the loan from First NH Bank and 40 quarterly payments of $25,000 in principal and monthly interest payments. Messrs. Johnson, Lee, Pilotte and Anand made these payments under these loans through funds advanced to them from Omni Resources. In October 1994, the balance under the loan was approximately $1,161,135. This amount was satisfied in full by the payment of approximately $350,000, of which $325,000 was paid by Messrs. Johnson, Lee, Pilotte and Anand through funds advanced to them by Omni Resources in exchange for promissory notes (the "Advance"). In order to finance the Advance, Omni Resources used a portion of its $700,000 term loan with its primary bank. In October 1994, each of Messrs. Johnson, Lee, Pilotte and Anand issued five year promissory notes to Omni Resources which bear interest at the rate of 6.32% per annum. Payment of the principal and interest under these notes is

                                      -14-



due and payable on December 30, 1999. The notes can be prepaid without penalty. All of the principal stockholders of the Corporation have agreed to apply any proceeds, after payment of brokerage commissions and income taxes, from any sales of their shares of Common Stock toward repayment of any outstanding loans made to them by the Corporation. As of March 30, 1996, Messrs. Johnson, Pilotte and Anand each owed Omni Resources approximately $106,000, and Mr. Lee owed Omni Resources approximately $163,000 as a result of the aforementioned advances by Omni Resources.

         In January 1994, River Capital Corporation ("RCC"), in its bankruptcy case, commenced an adversary proceeding against Omni Resources, Messrs. Johnson, Pilotte, and Anand, alleging its right to sell back its 95,600 shares of the Corporation's Common Stock to the Corporation pursuant to an agreement entered into in 1989. The parties settled this dispute in November 1994, and RCC received $350,000.00 representing full payment.

         Any future transactions between the Corporation and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable than could be obtained from independent third parties and will be subject to approval by a majority of the independent and disinterested directors.


                                 PROPOSAL NO. 2

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

         The persons named in the enclosed Proxy will vote to ratify the selection of Price Waterhouse LLP as independent auditors for the fiscal year ending March 29, 1997 unless otherwise directed by the Stockholders. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from Stockholders if he or she so desires.

                                 PROPOSAL NO. 3

                          PROPOSAL TO APPROVE AMENDMENT
                   TO THE CORPORATION'S 1994 STOCK OPTION PLAN

GENERAL

         The Corporation's 1994 Stock Option Plan (the "Plan") was adopted by the Board of Directors and the sole stockholder of the Corporation in November 1994, prior to the initial public offering of the Corporation's Common Stock. By unanimous written consent dated June 25, 1996, the Board of Directors of the Corporation adopted a proposal to amend the Plan to increase from 270,000 to 2,000,000 the aggregate number of shares of the Common Stock of the Corporation reserved for issuance under the Plan. The proposal to amend the Plan is subject to stockholder approval. The Plan provides for the grant of incentive stock options (which satisfy the requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified options (which do not satisfy such requirements) to regular salaried officers and other employees of the
Corporation. The material features of the Plan as currently in effect are described in "Description of the Plan as Currently in Effect" below.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

         As of August 23,
 1996, of the 270,000 shares reserved for issuance under the Plan, there were outstanding stock options covering 186,435 shares of Common Stock held by 82 persons. In addition, the Corporation has granted option to three executive officers to purchase an aggregate of 900,000 shares of Common Stock, subject to stockholder approval of the increase in shares reserved for issuance under the Plan. One purpose of the proposal is to continue the Plan by increasing by 1,730,000 shares the aggregate number of shares of Common Stock that may be issued under the Plan. If the proposal is adopted, the employees of the Corporation who are eligible to participate in the Plan could receive more benefits under the Plan than they could if the proposal is not adopted.

DESCRIPTION OF THE PLAN AS CURRENTLY IN EFFECT

         In November 1994, the Board of Directors of the Corporation adopted a 1994 Stock Option Plan that provides for the granting to employees, officers, directors, consultants and non-employees of the Corporation of options to purchase up to 270,000 shares of Common Stock, $.01 par value per share. Options granted under the Plan may be either "incentive stock options" within the meaning of Section 422(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Corporation (including directors who are employees), while non-qualified options may be issued to non-employee directors, employees, consultants, and any other non-employee of the Corporation.

         The per share exercise price of the Common Stock subject to all options granted pursuant to the Plan shall be determined by the Board of Directors at the time any option is granted. In the case of incentive stock options, the exercise price shall not be less than 100% of the fair market value of the shares covered thereby at the time the incentive stock option is granted (but in no event less than par value). If, at any time an option is granted under the Plan, the Corporation's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of common stock of the Corporation (a "10% Stockholder"), shall be eligible to receive any incentive stock options under the 1994 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to the limitation.

         No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment, other than by death or permanent total disability, the optionee will have three months after such termination to exercise the option.  Upon  termination  of  employment  of an optionee by reason of death or permanent total disability, an option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         Options under the Plan must be granted within 10 years from the effective date of the Plan. Incentive stock options granted under the Plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to a 10% Stockholder are limited to five year terms.

         All options granted under the Plan provide for the payment of the exercise price in cash, by promissory note, or by delivery to the Corporation of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his or her stock options with no additional investment other than his or her original shares.

         On April 20, 1995, each of Messrs. Johnson, Lee and Pilotte received options to purchase 25,000 shares of the Corporation's Common Stock at an exercise price of $5.10. The options expire on April 20, 2005 and vest as follows: 8,333 shares on April 20, 1995, 8,333 shares on April 20, 1996; and 8,334 shares on April 20, 1997.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed with the Corporation become available once again for issuance. To date, options to purchase 186,435 shares of the Corporation's Common Stock have been granted under the Plan, excluding the options granted to each of Messrs. Johnson, Lee and Pilotte to purchase 300,000 shares of the Corporation's Common Stock at an exercise price of $___ per share. These option grants are subject to stockholder approval of the increase in shares reserved for issuance under the Plan. If the Corporation's stockholders do not approve this increase, these conditional options will become void.

FEDERAL INCOME TAX CONSEQUENCES

         No tax obligations will arise for the optionee or the Corporation upon the granting of either incentive stock options or non-qualified stock options under the Plan (the Plan requires that the exercise price of non-qualified options be equal to or greater than the fair market value of the underlying Common Stock on the date of the grant). Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option.
Thereupon, the Corporation will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by the optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The taxable event arising from the exercise of non-qualified stock options by officers of the Corporation subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

         Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long term capital gain. Subject to the limitations in the Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Corporation. The Corporation is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the less of (i) the fair market value of the stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Corporation will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of shares prior to the expiration of the full term of the holding period outlined above, generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Internal Revenue Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of the alternative minimum tax if applicable to the optionee's individual circumstances.

GRANT OF OPTIONS UNDER THE PLAN

         To date, options to purchase up to 186,435 shares have been granted under the Plan, of which no options have been exercised. In addition, options to purchase up to 900,000 shares have been granted under the Plan to three executive officers, subject to stockholder approval of the increase in shares reserved for issuance under the Plan. Each of the conditional options granted to Messrs. Johnson, Pilotte and Lee vest as follows: (a) immediately if the average trading price of the Corporation's Common Stock equals or exceeds $15.50 per share for five (5) consecutive trading days, or (b) 100,000 shares on March 29, 1997, 100,000 shares on March 28, 1998 and 100,000 shares on April 3, 1999. The following table sets forth, with respect to each executive officer, all current executive officers as a group, all current non-employee Directors as a group and all current employees as a group, the number of shares of Common Stock subject to options granted pursuant to the Plan, assuming approval of the increase in shares reserved for issuance under the Plan.

                                                 Number           Dollar
         Name                                  of Options        Value (1)
         ----                                  ----------        ---------

Paul F. Johnson...........................       325,000         $_________

Robert E. Lee.............................       325,000         $_________

Richard A. Pilotte........................       325,000         $_________

All Current Executive Officers
as a Group (3 persons)....................       975,000         $_________

All Non-Employee Directors
as a Group (2 persons)....................           0                   0

All Employees (except executive
officers as a Group (79 persons)..........        86,435         $_________


- ----------------

(1) The dollar value of the unexercised options is determined by multiplying the number of options held by the difference in the fair market value of the Common Stock underlying the options as of August 22, 1996 ($_________, the closing price as reported by the AMEX on such date).

REQUIRED AFFIRMATIVE VOTE

         The affirmative vote of at least a majority of the shares of Common Stock present at the meeting in person or by proxy and entitled to vote is required to adopt the proposed amendment. If not approved, the amendment will not become effective and conditional options granted on August __, 1996 will become void.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN.

                                 PROPOSAL NO. 4

                  PROPOSAL TO APPROVE AMENDMENT TO CERTIFICATE
              OF INCORPORATION TO AUTHORIZE ADDITIONAL COMMON STOCK

         The Corporation's Certificate of Incorporation (the "Certificate") presently authorizes up to 14,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value, of which 1,050 shares have been designated as Series A Preferred Stock. At the Record Date, there were 3,889,950 shares of Common Stock issued and outstanding and ___________ shares of Common Stock reserved for future issuance upon the exercise of outstanding stock options and warrants. At the Record Date, _____ shares of Series A Preferred Stock were issued and outstanding. After giving effect to the shares already reserved for issuance, ___________ shares of Common Stock and __________ shares of Preferred Stock are available for future issuance.

         The Board of Directors has adopted a resolution proposing that the Certificate be amended to increase the number of shares of Common Stock which the Corporation is authorized to issue from 14,000,000 to 19,000,000. If approved by the stockholders, such additional authorized shares would be available for issuance at the discretion of the Board of Directors, without further stockholder approval (subject to applicable American Stock Exchange requirements and Delaware law), to take advantage of future opportunities for equity financing, in connection with acquisitions, in connection with split-ups of the Common Stock and for other corporate purposes, without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance.

         The Board of Directors does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of the Corporation and its stockholders. Any future issuance of Common Stock or securities convertible into Common Stock will be subject to the rights of holders of outstanding shares of any Preferred Stock which the Corporation may issue in the future. While the Corporation expects to issue additional shares of its Common Stock in connection with acquisitions, the Corporation is not currently negotiating any acquisitions and the Corporation's management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed amendment to the Certificate.

         The authorized but unissued shares of Common Stock could be used by incumbent management or the Board of Directors to make more difficult a change in control of the Corporation. Under certain circumstances such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Corporation. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. However, this proposal to amend the Certificate is not in response to any effort of which the Corporation is aware to accumulate the corporation's stock or obtain control of the Corporation.

         In addition, the increase in authorized Common Stock might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Corporation with a view to imposing a merger, sale of all or any part of the Corporation's assets or a similar transaction that may not be in the best interest of all of the stockholders, since the issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Corporation. For information with respect to the ownership of shares (including shares issuable upon exercise of stock options) of the Corporation's voting stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" and "Executive Compensation of Officers and Directors."

         The text of the proposed amendment increasing the authorized Common Stock is set forth below:

         "Resolved, that the first paragraph of Article 4 of the Corporation's Certificate of Incorporation be, and hereby is, deleted in its entirety and the following be, and hereby is, inserted in place thereof:

         "The total number of shares of stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares, nineteen million (19,000,000) of which shall be Common Stock, $.01 par value per share, and one million (1,000,000) shares which shall be Preferred Stock, $.01 par value per share, of which one thousand fifty (1,050) is designated as Series A Preferred Stock, amounting in the aggregate to Two Hundred Thousand and 00/100 Dollars ($200,000.00)."


REQUIRED AFFIRMATIVE VOTE

         Under the provisions of Delaware law, the affirmative vote of at least a majority of the outstanding shares of the Corporation's Common Stock is required to adopt the proposed amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE AUTHORIZED COMMON STOCK.

                                VOTING AT MEETING

         The Board of Directors has fixed August 23, 1996 as the record date for the determination of Stockholders entitled to vote at this meeting. At the close of business on that date, there were outstanding and entitled to vote 3,889,950 shares of Common Stock.

                             SOLICITATION OF PROXIES

         The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending Proxies and Proxy material to beneficial owners.

                               REVOCATION OF PROXY

         Subject to the terms and conditions set forth herein, all proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                              STOCKHOLDER PROPOSALS

         In order to be included in Proxy material for the 1997 Annual Meeting, Stockholders' proposed resolutions must be received by the Corporation on or before December 31, 1996. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

                                  ANNUAL REPORT

         THE CORPORATION IS PROVIDING TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS FOR THE CORPORATION'S MOST RECENT FISCAL YEAR ENDED MARCH 30, 1996.

                                  MISCELLANEOUS

         Management does not know of any other matter which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                             By Order of the Board of Directors,



                                             Paul F. Johnson
                                             Secretary

Millbury, Massachusetts
August 23, 1996

         THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                           OMNI MULTIMEDIA GROUP, INC.
                     PROXY OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 26, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      THE UNDERSIGNED hereby appoints Paul F. Johnson and Robert E. Lee, or either of them, as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of OMNI MULTIMEDIA GROUP, INC. to be held at the Corporation's principal place of business, 50 Howe Avenue, Millbury, Massachusetts, on Thursday, September 26,
1996 at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said Paul F. Johnson and Robert E. Lee to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

(1) Proposal to elect five (5) members of the Board of Directors of the Corporation, each of whom is currently serving as a Director of the Corporation.

         INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE SUCH NOMINEE'S NAME FROM THE LIST BELOW.

         / /   FOR ALL nominees listed below            / /   WITHHOLD AUTHORITY
                (except as marked to the contrary)      to vote for all nominees
                                                        listed below

                                 PAUL F. JOHNSON
                                  ROBERT E. LEE
                               RICHARD A. PILOTTE
                                RONALD F. LADNER
                                 RICHARD L. WISE

(2) Proposal to ratify the selection of Price Waterhouse LLP as independent auditors of the Corporation for the fiscal year ending March 29, 1997.

         / /   FOR                 / /   AGAINST                   / /   ABSTAIN

(3) Proposal to approve an amendment to the Corporation's 1994 Stock Option Plan (the "Plan") to increase from 270,000 to 2,000,000 the aggregate the number of shares of Common Stock of the Corporation reserved for issuance under the Plan.

         / /   FOR                 / /   AGAINST                   / /   ABSTAIN







(4) Proposal to approve an amendment to the Corporation's Certificate of Incorporation to increase from 14,000,000 to 19,000,000 the aggregate number of authorized shares of Common Stock of the Corporation.

         / /   FOR                 / /   AGAINST                   / /   ABSTAIN

         MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

(5) In the Corporation's discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.

                                               Dated:_____________________, 1996

                                               _________________________________
                                                           Signature

                                               _________________________________
                                                    Signature if held jointly

                                               _________________________________
                                                         Printed Name


                                               _________________________________

                                               _________________________________
                                                            Address



NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or authorized officer and indicate the signer's office. If a partnership, please sign in partnership name by authorized person.